                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.

                                   FORM 8-K/A

                               (Amendment No. 2)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): April 3, 2001
                                                 ------------------------------




                         eResource Capital Group, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Delaware                    1-8662                       23-2265039
----------------          -----------------        ----------------------------
(State or other           (Commission File                (IRS Employer
jurisdiction of                Number)                Identification Number)
incorporation)



3353 Peachtree Road, N.E., Suite 130   Atlanta, Georgia            30326
-------------------------------------------------------------------------------
     (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (404) 760-2570
                                                   ----------------------------

This Amendment No. 2 amends and supplements Items 7(a) and 7(b) of the Current Report on forms 8-K and 8-K/A filed on April 18, 2001 and May 15, 2001, respectively, by the registrant (the "Company") with respect to, among other things, the Company's acquisition of LST, Inc. d/b/a Lifestyle Technologies, Inc. ("Lifestyle") In accordance with Item 7 of Form 8-K, the financial statements required thereby are being filed with this Amendment No. 2.

Statements in this report about anticipated or expected future revenue or growth or expressions of future goals or objectives are forward-looking statements within the meaning of Section 21E of the Securities Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including those risks described in the Company's filings with the Securities and Exchange Commission, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired

         In accordance with Item 7(a) of Form 8-K, the following financial statements of LST, Inc. prepared in accordance with regulation S-X are included in this report:

         1.  Audited financial statements

                  Independent Auditors' Report

                  Balance Sheet as of December 31, 2000

                  Statement of Operations and Accumulated Deficit for the period from March 24, 2000 (date of incorporation) through December 31, 2000.

                  Statement of Cash Flows for the period from March 24, 2000 through December 31, 2000.

                  Notes to Financial Statements

         2.  Unaudited condensed financial statements

                  Balance Sheets at March 31, 2001 and December 31, 2000

                  Statements of Operations for the three months ended March 31, 2001 and 2000.

                  Statement of Changes in Stockholders' Equity for the three months ended March 31, 2001.

                  Statements of Cash Flows for the three months ended March 31, 2001 and 2000.

                  Notes to Unaudited Condensed Financial Statements.

(b)      Pro Forma Financial Information

         In accordance with Item 7(b) of Form 8-K, the following pro forma financial statements of eResource Capital Group, Inc. prepared in accordance with regulation S-X are included in this report:

                  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2001

                  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended March 31, 2001

                  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 2000

(c)      Exhibits


2.1      The Stock Purchase Agreement between the Company and the majority of the stockholders of LST, Inc. (Certain of the exhibits and schedules to the agreement have been omitted from this Report pursuant to Item 601(b)(2) of
         Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the
         Securities and Exchange Commission upon request.)(*)

2.2      Stock Purchase Agreement between the Company and Glenn I. Barrett, Jr. dated March 16, 2001. (Certain of the exhibits and schedules to the agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the
         Securities and Exchange Commission upon request.)(*)

2.3      Stock Purchase Agreement between the Company and Brandon Holdings, Inc. dated March 21, 2001. (Certain of the exhibits and schedules to the agreement have been omitted from this Report pursuant to Item 601(b)(2) of
         Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the
         Securities and Exchange Commission upon request.)(*)


(*) Incorporated by reference to the Current Form 8-K filed by the Company on April 18, 2001.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors of LST, Inc.
  d/b/a LifeStyle Technologies

We have audited the accompanying balance sheet of LST, Inc. d/b/a LifeStyle Technologies as of December 31, 2000 and the related statements of income
(loss), changes in stockholders' equity and cash flows for the period from inception (March 24, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LST, Inc. as of December 31, 2000 and the results of their operations and cash flows for the initial period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in NOTE 6: COMMITMENTS AND CONTINGENCIES to the financial statements, the Company's significant operating losses, as well as its reliance on the home building industry, raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ E. D. Duncan, CPA, PA
--------------------------
E. D. Duncan, CPA, PA


February 23, 2001
Huntersville, North Carolina

                     LST, INC. D/B/A LIFESTYLE TECHNOLOGIES
                                 Balance Sheet
                               December 31, 2000


                                   ASSETS
Current assets:
     Cash                                                                               $   108,454
     Accounts receivable - trade                                                            182,096
     Accounts receivable - other                                                              6,534
     Inventories (Note 2)                                                                    85,416
     Prepaid expenses                                                                        21,578
                                                                                        -----------
                              Total current assets                                          404,078
                                                                                        -----------

Furniture, fixtures and equipment,
     net of accumulated depreciation (Note 3 )                                              192,189
                                                                                        -----------

Deferred income taxes (Note 4)                                                                   --

Other assets:
     Deposits                                                                                32,184
     Prepaid expenses - non current                                                          36,007
                                                                                        -----------
                              Total other assets                                             68,191
                                                                                        -----------

                              Total assets                                              $   664,458
                                                                                        ===========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                   $   335,014
     Payroll taxes payable                                                                  101,260
     Accrued expenses                                                                        20,597
     Unearned revenue                                                                         5,342
     Note payable (Note 5)                                                                  100,000
                                                                                        -----------
                              Total current liabilities                                     562,213
                                                                                        -----------

Commitments and contingencies (Note 6)

Stockholders' equity (Notes 8 and 9):
     Common stock ($.001 par value, 20,000,000 shares
         authorized, 8,259,750 shares issued and outstanding)                                 8,260
     Additional paid-in-capital                                                           2,251,490
     Retained earnings (deficit)                                                         (2,157,505)
                                                                                        -----------
                              Total stockholders' equity                                    102,245
                                                                                        -----------

                              Total liabilities and stockholders' equity                $   664,458
                                                                                        ===========

See Notes to the Financial Statements

                     LST, INC. D/B/A LIFESTYLE TECHNOLOGIES
                           Statement of Income (Loss)
               For the Period from Inception to December 31, 2000


Net sales                                                          $   843,666

Cost of goods sold                                                   1,216,132
                                                                   -----------

        Gross profit (loss)                                           (372,466)

Selling and general and administrative expenses                      1,746,349
                                                                   -----------

        Income (loss) from operations                               (2,118,815)
                                                                   -----------

Other income (expenses):
     Interest income                                                       600
     Interest expense                                                  (19,581)
     Depreciation expense                                              (19,709)
                                                                   -----------
                                                                       (38,690)
                                                                   -----------

        Net (loss) before income tax benefit                        (2,157,505)

Income taxes (Note 4)                                                       --
                                                                   -----------

        Net (loss)                                                 $(2,157,505)
                                                                   ===========

See Notes to the Financial Statements

                     LST, INC. D/B/A LIFESTYLE TECHNOLOGIES
                  Statement of Changes in Stockholders' Equity
               For the Period from Inception to December 31, 2000


                                                                      Additional              Retained
                                                Common                Paid-in-                Earnings
                                                Stock                  Capital                (Deficit)                 Total
                                             -----------             -----------             -----------             ----------

Beginning balance, March 24, 2000            $        --             $        --             $        --             $       --

    Issuance of common stock                       8,260               2,251,490                      --              2,259,750

    Net (loss)                                                                                (2,157,505)            (2,157,505)
                                             -----------             -----------             -----------             ----------

Ending balance, December 31, 2000            $     8,260             $ 2,251,490             $(2,157,505)            $  102,245
                                             ===========             ===========             ===========             ==========


See Notes to Financial Statements

                     LST, INC. D/B/A LIFESTYLE TECHNOLOGIES
                            Statement of Cash Flows
               For the Period from Inception to December 31, 2000


 Cash flows from operating activities:
   Net (loss)                                                          $(2,157,505)
   Adjustments to reconcile net (loss) to
   net cash (used in) operating activities:
       Depreciation expense                                                 19,709
       Changes in operating assets and liabilities:
           (Increase) in accounts receivable                              (188,630)
           (Increase) in inventories                                       (85,416)
           (Increase) in prepaid expenses                                  (21,578)
           Increase in accounts payable                                    335,014
           Increase in payroll taxes payable                               101,260
           Increase in accrued expenses                                     20,597
           Increase in unearned revenue                                      5,342
           Increase in note payable                                        100,000
                                                                       -----------

       Net cash (used in) operating activities                          (1,871,207)
                                                                       -----------

Cash flows from investing activities:
   Purchase of furniture, fixtures and equipment                          (211,898)
   Increase in other assets                                                (68,191)
                                                                       -----------

       Net cash (used in) investing activities                            (280,089)
                                                                       -----------

Cash flows from financing activities:
   Issuance of common stock                                              2,259,750
                                                                       -----------

       Net cash provided by financing activities                         2,259,750
                                                                       -----------

Net increase in cash                                                       108,454

Beginning cash at March 24                                                      --

                                                                       -----------
Ending cash at December 31                                             $   108,454
                                                                       ===========

Supplemental Cash Flow Information:
   Cash paid during the year for interest                              $    10,734
                                                                       ===========

See Notes to the Financial Statements

                                   LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                         Notes to Financial Statements

                               December 31, 2000


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

The Company is a privately-held Delaware "C" corporation. It was formed on March 24, 2000 and provides a new emerging home networking technology, which integrates existing internet, security, satellite television, entertainment and communications technology for the home. The Company has positioned itself to be the "one stop shop" of technology needs for homebuilders and homebuyers in both North and South Carolina.

REVENUE RECOGNITION AND BASIS OF ACCOUNTING

The Company invoices its customers and records revenue as work is completed on each project. Generally, the work is completed in two phases -- wiring, then hardware installation. For customers that purchase contracts for alarm monitoring services, revenue is recognized only when the contracts are sold to third parties. The Company sells substantially all of its alarm monitoring contracts immediately subsequent to the date the contracts are signed by the customer.

The Company uses the accrual basis of accounting.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company believes the carrying amount of cash, accounts receivable, other current assets, note and accounts payable, and other accrued liabilities approximates fair value due to their short maturity.

CONCENTRATION OF CREDIT RISK

The Company maintains cash balances in a major financial institution, which limits the amount of credit exposure. Periodically throughout the initial period, the Company has maintained balances in excess of federally insured limits of $100,000. At December 31, 2000 the company had $7,354 in excess of federally insured limits.

The Company primarily transacts its business within one business segment, mainly home building. If any conditions occurred, which would have an adverse effect on the home building industry, operating results could be adversely affected.

INVENTORIES

Inventories are priced at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) method.

                                   LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                         Notes to Financial Statements

                               December 31, 2000

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FURNITURE, FIXTURES AND EQUIPMENT

Furniture, fixtures and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is five to seven years for all categories except for computer software, which is depreciated over 3 years. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of furniture, fixtures and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded as other income or expense.

INCOME TAXES

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards, SFAS 109, "Accounting for Income Taxes". This Statement prescribes the use of the asset/liability method. Deferred taxes represent the expected future tax consequences when the reported amounts of assets and liabilities are recovered or paid. They arise from differences between the financial reporting and tax basis of assets and liabilities and are adjusted for changes in tax laws and tax rates when those changes are enacted. The provision for income taxes represents the total of income taxes paid or payable for the current year, plus the change in deferred taxes during the year.

COST OF GOODS SOLD

Gross profit is negative as the majority of direct labor and operating overhead dollars, two significant components of cost of goods sold, are mostly fixed in nature and revenues during the initial period were not sufficient to absorb these costs.

ADVERTISING COSTS

Advertising costs are generally charged to operations in the year incurred and totaled $64,771 for the initial period ending December 31, 2000.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                    LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                          Notes to Financial Statements

                                December 31, 2000

NOTE 2: INVENTORIES

At December 31, 2000 inventories consisted of equipment and installation supplies, which are used in the Company's installation of the various technology products.

NOTE 3: FURNITURE, FIXTURES AND EQUIPMENT

A summary of furniture, fixtures and equipment at December 31, 2000 is as follows:

Furniture and fixtures                                    $   63,618
Computer equipment                                            74,264
Office equipment                                              26,553
Showroom equipment                                            36,592
Computer software                                             10,871
                                                          ----------
         Total furniture, fixtures and equipment             211,898
Less: Accumulated depreciation                               (19,709)
                                                          ----------

         Net furniture, fixtures and equipment            $  192,189
                                                          ==========

NOTE 4: INCOME TAXES

Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes. Sources of temporary differences and the resulting tax assets are as follows:

                                                                       Current
                                                Deferred Tax           Period
                                                   Assets              Changes
                                                ------------        ------------

Net operating loss carryforward
          Federal and State                     $ (2,139,358)       $ (2,139,358)
                                                ============        ============

Applicable tax rate:
         (34% Federal, 6.9% State)

Deferred taxes                                  $    824,808        $    824,808

Less: Valuation allowance                           (824,808)           (824,808)
                                                ------------        ------------

Amount per balance sheet                        $          0        $          0
                                                ============        ============

                                    LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                          Notes to Financial Statements

                                December 31, 2000

NOTE 4: INCOME TAXES (CONTINUED)

The provision (benefit) for taxes for the initial period ending December 31, 2000 is as follows:

                  Current:
                     Federal                $0
                     State                  $0

                  Deferred:
                     Federal                $0
                     State                  $0

For federal and state income tax purposes, the Company has a net operating loss carryforward of $2,139,358, which expires in 2020. As the Company has operating losses and future profits cannot be assured, an allowance to reduce deferred tax asset for the full amount of the asset, has been recorded.

NOTE 5: NOTE PAYABLE

Note payable at December 31, 2000 represents a note payable to a director of the Company. The note has a 12% interest rate per annum and is due and payable with accrued interest on demand. The note is also personally guaranteed by an officer and by a stockholder of the Company. At December 31, 2000, accrued interest of $7,733 was included in accounts payable.

NOTE 6: COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases a fleet of vehicles on an operating lease basis with a monthly lease commitment of $13,706. The term of each lease is for three years except for one vehicle, which has a two-year lease. At the lease expiration date, the Company has the option to purchase the vehicles at the residual value as determined at the inception of the lease. Vehicle lease expense amounted to $54,309 for the initial period ending December 31, 2000.

The Company occupies office and warehouse space under several operating leases, which expire at various dates from June 30, 2001 to December 18, 2003. Minimum rental commitments for the premises are $19,242 per month. The rental commitments are subject to pro rata share increases of certain operating expenses incurred by the landlords for such items as common area maintenance expense and taxes. Rent expense amounted to $119,167 for the initial period ending December 31, 2000.

                                    LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                          Notes to Financial Statements

                                December 31, 2000

NOTE 6: COMMITMENTS AND CONTINGENCIES (CONTINUED)

Future minimum operating lease commitments, under non-cancelable leases, are summarized as follows:

                                                      Office
         Year         Total          Vehicles        Premises
                     --------        --------        --------

         2001        $389,856        $164,469        $225,387
         2002         283,623         164,037         119,586
         2003         167,136         104,783          62,353
                     --------        --------        --------

                     $840,615        $433,289        $407,326
                     ========        ========        ========

GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $2,157,505 during the initial period from March 24, 2000 to December 31, 2000. This, as well as the Company's reliance on the home building industry, creates an uncertainty about the Company's ability to continue as a going concern. Management has a non-binding letter of intent as explained in NOTE 9:
TRANSACTIONS WITH RELATED PARTIES to these financial statements. The ability of the Company to continue as a going concern is dependent on the success of that merger or obtaining additional financing. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

NOTE 7: MAJOR CUSTOMER

Revenue from a major customer amounted to 43% of net sales or $357,627. Amounts included in accounts receivable for this customer at December 31, 2000 were $26,320.

NOTE 8: STOCK OPTIONS AND WARRANTS

On September 29, 2000 the Company created an Omnibus Stock Option and Award Plan to help attract and retain personnel of superior ability for positions of exceptional responsibility, to reward employees and directors for past services and to motivate such individuals through added incentives to further contribute to the success of the Company. Awards under the Plan may be made to eligible persons in the form of incentive stock options to eligible employees only, nonqualified stock options, restricted stock, stock awards, performance shares or any combination of the foregoing. For the initial period ending December 31, 2000, the only awards outstanding were for incentive stock options to purchase shares of the Company's common stock.

                                    LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                          Notes to Financial Statements

                                December 31, 2000

NOTE 8: STOCK OPTIONS AND WARRANTS (CONTINUED)

Employee options vest and become exercisable at various dates between September 29, 2000 and September 29, 2002. From time to time, vested options may be exercised in whole or in part. In no event may the option be exercised after September 29, 2010, which represents the ending date of the ten-year option period. Special provisions apply in the event of death, disability or termination of employment other than for cause.

As part of a non-binding letter of intent for the merger of LST, Inc. by eResource Capital Group, Inc., the Company cannot grant any additional stock options to employees and all stock options currently outstanding will be terminated as of the closing date of the merger at the Company's expense. See
NOTE 9: TRANSACTIONS WITH RELATED PARTIES. Upon consummation of the merger, eResource will negotiate in good faith to enter into employee stock option agreements with the Company's employees who are not stockholders of the Company and whose options with the Company were terminated.

Number of options outstanding on March 24, 2000                                0

Number of options granted in 2000                                        355,000

Number of options terminated in 2000                                       5,000

Number of options outstanding on December 31, 2000                       350,000

Number of options exercisable at December 31, 2000                       242,500

Weighted average exercise price per share outstanding
   and per share exercisable                                               $1.00

Grant date fair value of options granted in 2000                        $355,000

Weighted average grant date fair value of options
   granted in 2000                                                         $1.00

Weighted average remaining contractual life of
   options outstanding and exercisable                      9 years and 9 months

No options were exercised or expired in 2000.

At December 31, 2000, the Company had an obligation to issue a Common Stock Purchase Warrant entitling the holder to purchase 10,000 shares of common stock at $1.00 per share.

                                    LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                          Notes to Financial Statements

                                December 31, 2000

NOTE 9: TRANSACTIONS WITH RELATED PARTIES

On November 23, 2000, eResource Capital Group, Inc. (eResource), a publicly held American Stock Exchange company, and LST, Inc. signed a non-binding letter of intent for the acquisition of LST, Inc. According to the terms of the letter of intent, the Company would merge into a wholly-owned subsidiary of eResource. The stockholders of the Company would receive restricted common stock of eResource at a fixed exchange ratio based on the average closing prices on the American Stock Exchange of eResource's common stock over the ten trading days immediately preceding the closing date. If the average share price is less than $1, then the exchange ratio shall be based on a $1 share price for eResource. The acquisition price for the Company is $13 million.

The President and Chief Executive Officer of eResource is also the Chairman of the Board of LST, Inc.

Additionally, the Company is exploring other ways of structuring a transaction with eResource, including, but not limited to, a transaction in which eResource would purchase stock directly from the stockholders of the Company.

NOTE 10: DEFINED CONTRIBUTION PLAN

The Company has a 401(k) plan that covers all employees who have attained twenty-one years of age and completed six months of service. Contributions to the plan by the Company are at the discretion of the Company. For the initial period ended December 31, 2000, the Company incurred no expense for matching contributions to the Plan.

LST, INC. D/B/A LIFESTYLE TECHNOLOGIES
Condensed Balance Sheets at March 31, 2001 and December 31, 2000

                                                                           March 31,            December 31,
                                                                             2001                   2000
                                                                         ------------           ------------
                                                                         (Unaudited)
                            ASSETS
Current assets:
   Cash                                                                  $      1,064           $    108,454
   Accounts receivable-trade                                                  324,175                182,096
   Accounts receivable-other                                                    2,781                  6,534
   Inventories                                                                112,297                 85,416
   Prepaid expenses                                                            26,333                 21,578
                                                                         ------------           ------------
              Total current assets                                            466,650                404,078
                                                                         ------------           ------------

Furniture, fixtures and equipment,                                            208,289                192,189
   net of accumulated depreciation                                       ------------           ------------


Deferred income taxes                                                              --                     --

Other assets:
   Deposits                                                                    35,322                 32,184
   Prepaid expenses-non current                                                36,578                 36,007
                                                                         ------------           ------------
              Total other assets                                               71,900                 68,191
                                                                         ------------           ------------

              Total assets                                               $    746,839           $    664,458
                                                                         ============           ============


                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                                 $    503,879           $    355,611
   Payroll taxes payable                                                       62,595                101,260
   Unearned revenue                                                             4,448                  5,342
   Note payables                                                              550,000                100,000
                                                                         ------------           ------------
              Total current liabilities                                     1,120,922                562,213
                                                                         ------------           ------------

Commitments and contingencies                                                      --                     --

Stockholders' equity:
   Common stock ($.001 par value, 20,000,000 shares authorized,
      8,099,750 and 8,259,750 shares issued, respectively)                      8,100                  8,260
   Additional paid-in capital                                               2,591,150              2,251,490
   Surrender of stock-retained earnings                                           500                     --
   Retained earnings (deficit)                                             (2,973,833)            (2,157,505)
                                                                         ------------           ------------
              Total stockholders' equity                                     (374,083)               102,245
                                                                         ------------           ------------

              Total liabilities and stockholders' equity                 $    746,839           $    664,458
                                                                         ============           ============

The accompanying notes are an integral part of these condensed financial statements.

LST, INC. D/B/A LIFESTYLE TECHNOLOGIES
Condensed Statements of Income (Loss) (Unaudited)
For the Three Months Ended March 31, 2001 and March 31, 2000

                                                               Three Months Ended
                                                         -------------------------------
                                                          March 31,            March 31,
                                                            2001                 2000
                                                         ----------           ----------
Net sales                                                $  734,923           $   22,125

Cost of goods sold                                          632,131               59,821
                                                         ----------           ----------

   Gross profit (deficit)                                   102,792              (37,696)

Selling and general and administrative expenses             901,095              167,471
                                                         ----------           ----------

   Loss from operations                                    (798,303)            (205,167)

Other expenses:
   Interest expense                                           5,500                   --
   Depreciation expense                                      12,525                1,650
                                                         ----------           ----------

   Net loss before income tax benefit                      (816,328)            (206,817)

Income taxes                                                     --                   --
                                                         ----------           ----------

   Net loss                                              $ (816,328)          $ (206,817)
                                                         ==========           ==========

The accompanying notes are an integral part of these condensed financial statements.

LST, INC. D/B/A LIFESTYLE TECHNOLOGIES
Condensed Statement of Changes in Stockholders' Equity
For the Period December  31, 2000 to March 31, 2001

                                                                Additional           Retained
                                              Common             Paid-in-            Earnings
                                               Stock             Capital             (Deficit)              Total
                                              -------           ----------          -----------           ---------
Beginning balance, December 31, 2000          $ 8,260           $2,251,490          $(2,157,505)          $ 102,245

   Issuance of common stock                       340              339,660                                  340,000

   Surrender of common stock                     (500)                  --                  500                  --

   Net (loss)                                      --                   --             (816,328)           (816,328)
                                              -------           ----------          -----------           ---------

Ending balance, March 31, 2001                $ 8,100           $2,591,150          $(2,973,333)          $(374,083)
                                              =======           ==========          ===========           =========

The accompanying notes are an integral part of these condensed financial statements.

LST, INC. D/B/A LIFESTYLE TECHNOLOGIES
Condensed Statements of Cash Flows (Unaudited)
For the Three Months Ended March 31, 2001 and March 31, 2000

                                                                          Three Months Ended
                                                                    -------------------------------
                                                                     March 31,            March 31,
                                                                       2001                 2000
                                                                    ----------           ----------
Cash flows from operating activities:
   Net loss                                                         $ (816,328)          $ (206,817)
   Adjustments to reconcile net loss to
   net cash used in operating activities:
      Depreciation expense                                              12,525                1,650
      Changes in operating assets and liabilities:
         (Increase) in accounts receivable                            (138,326)             (30,473)
         (Increase) in inventories                                     (26,881)              (8,889)
         (Increase) in prepaid expenses                                 (4,755)             (34,362)
         Increase in accounts payable and accrued expenses             148,268              106,083
         Increase (decrease) in payroll taxes payable                  (38,665)               1,047
         Increase (decrease) in unearned revenue                          (894)                 259
         Increase in notes payable                                     450,000                   --
                                                                    ----------           ----------

         Net cash used in operating activities                        (415,056)            (171,502)
                                                                    ----------           ----------


Cash flows from investing activities:
   Purchase of furniture, fixtures and equipment                       (28,625)             (27,917)
   Increase in other assets                                             (3,709)              (1,650)
                                                                    ----------           ----------

      Net cash used in investing activities                            (32,334)             (29,567)
                                                                    ----------           ----------


Cash flows from financing activities:
   Issuance of common stock                                            340,000              300,000
                                                                    ----------           ----------

      Net cash provided by financing activities                        340,000              300,000
                                                                    ----------           ----------

Net increase (decrease) in cash                                       (107,390)              98,931

Cash balance at beginning of period                                    108,454                   --
                                                                    ----------           ----------

Cash balance at end of period                                       $    1,064           $   98,931
                                                                    ==========           ==========

Supplemental Cash Flow Information:

   Cash paid during the period for interest                         $    8,013           $       --

The accompanying notes are an integral part of these condensed financial statements.

                                    LST, INC.

               Notes to Condensed Financial Statements (Unaudited)

                      For The Quarter Ended March 31, 2001

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

The Company is a privately held Delaware "C" corporation. It was formed on March 24, 2000 and provides a new emerging home networking technology, which integrates existing internet, security, satellite television, entertainment and communications technology for the home. The Company has positioned itself to be the "one stop shop" of technology needs for homebuilders and homebuyers in both North and South Carolina.

REVENUE RECOGNITION AND BASIS OF ACCOUNTING

The Company invoices its customers and records revenue as work is completed on each project. Generally, the work is completed in two phases-wiring, then hardware installation. For customers that purchase contracts for alarm monitoring services, revenue is recognized only when the contracts are sold to third parties. The Company sells substantially all of its alarm monitoring contracts immediately subsequent to the date the contracts are signed by the customer.

The Company uses the accrual basis of accounting.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company believes the carrying amount of cash, accounts receivable, other current assets, notes and accounts payable, and other accrued liabilities approximates fair value due to their short maturity.

CONCENTRATION OF CREDIT RISK

The Company maintains cash balances in a major financial institution, which limits the amount of credit exposure. Periodically throughout the period, the Company has maintained balances in excess of federally insured limits of $100,000. At March 31, 2001 the Company was not in excess of federally insured limits.

The Company primarily transacts its business within one business segment, mainly home building. If any conditions occurred, which would have an adverse effect on the home building industry, operating results could be adversely affected.

INVENTORIES

Inventories are priced at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) method. Inventories consist of equipment and installation supplies, which are used in the Company's installation of the various technology products.

FURNITURE, FIXTURES AND EQUIPMENT

Furniture, fixtures and equipment are recorded at cost net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is five to seven years for all categories except for computer software, which is depreciated over 3 years. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of furniture, fixtures and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded as other income or expense.

INCOME TAXES

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards, SFAS 109, "Accounting for Income Taxes". This Statement prescribes the use of the asset/liability method. Deferred taxes represent the expected future tax consequences when the reported amounts of assets and liabilities are recovered or paid. They arise from differences between the financial reporting and tax bases of assets and liabilities and are adjusted for changes in tax laws and tax rates when those changes are enacted. The provision for income taxes represents the total of income taxes paid or payable for the current year, plus the change in deferred taxes during the year.

For federal and state income tax purposes, the Company as of March 31, 2001 has net operating loss carryforwards of $2,953,774, which expire between 2020 and 2021. As the Company has operating losses and future profits cannot be assured, an allowance to reduce deferred tax asset for the full amount of the asset, has been recorded.

COST OF GOODS SOLD

Gross profit is negative at March 31, 2000 as the majority of direct labor and operating overhead dollars, two significant components of cost of goods sold, are mostly fixed in nature and revenues during the quarter were not sufficient to cover these costs.

ADVERTISING COSTS

Advertising costs are generally charged to operations in the year incurred and totaled $35,338 and $10,956 for the quarters ending March 31, 2001 and 2000, respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2: NOTES PAYABLE

Notes payable at March 31, 2001 represents a note payable to a director of the Company for $100,000 at a 12% interest rate per annum and is due and payable with accrued interest on demand. Also, during the quarter, the Company borrowed funds on two additional notes payable totaling $450,000. The notes have interest rates of 8% and 12% per annum and both are due and payable with accrued interest on demand.

NOTE 3: RELATED PARTY TRANSACTIONS

Included in notes payable at March 31, 2001 and December 31, 2000 is a note payable in the amount of $100,000 payable to a director of the Company, Michael
D. Pruitt. The note has a 12% interest rate per annum and is due and payable with accrued interest on demand.

NOTE 4: SUBSEQUENT EVENTS

In April 2001 eResource Capital Group, Inc. (eResource), a publicly held American Stock Exchange company, acquired all of the outstanding common stock directly from the stockholders of the Company. As a result, the Company became a wholly-owned subsidiary of eResource.

Item 7.(b). Pro Forma Financial Statements

On September 7, 2000, the Company completed the acquisition of DM Marketing, Inc. ("DMM") in accordance with a definitive purchase agreement dated August 16, 2000, which provided for the exchange of 8,450,000 shares of the Company's Common Stock for all of the common stock of DMM. On August 16, 2000, the 8,450,000 shares of common stock issued for DMM had a market value of $5,281,250. Including direct acquisition costs, the aggregate purchase price for DMM was $6,210,897 and the transaction was recorded using the purchase method of accounting. The excess value of the purchase price over the fair value of DMM's net assets on the acquisition date aggregating $5,722,267 has been allocated to goodwill which is being amortized over five years.

On February 13, 2001, the Company acquired 100% of Avenel Ventures, Inc. ("Avenel") in exchange of 6.7 million shares of Common Stock pursuant to a share exchange purchase agreement dated as of November 8, 2000. The total purchase price aggregated $6,834,000 and the transaction was recorded using the purchase method of accounting. The excess value of the purchase price over the fair value of Avenel's net assets on the acquisition date aggregating $5,610,144 has been allocated to goodwill which is being amortized over five years.

On April 3, 2001, the Company acquired LST, Inc. d/b/a Lifestyle Technologies, Inc. (LST) in exchange of 8,074,675 million shares of Common Stock pursuant to certain stock purchase agreements. The total purchase price aggregated $7,617,208 and the transaction was recorded using the purchase method of accounting. The excess value of the purchase price over the fair value of LST's net assets on the acquisition date aggregating $7,991,291 has been allocated to goodwill which is being amortized over five years.

The acquisition of each DMM and Avenel has been reported by the Company in Current Reports on Form 8-K and 8-K/A filed prior to this Current Report. Therefore, the following unaudited pro forma consolidated financial statements of the Company and Lifestyle are derived from, and should be read in conjunction with the audited financial statements of Lifestyle included in item 7(a) herein and the audited consolidated financial statements of the Company as previously filed on Form 10-KSB for the year ended June 30, 2000 with the Securities and Exchange Commission, the unaudited consolidated financial statements of the Company as previously filed on Form 10-QSB for the quarters ended December 31, 2000 and September 30, 2000, and the financial statements as previously filed on Form 8-K/A on November 10, 2000 and March 28, 2001. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported had the acquisition been consummated on the dates indicated, or which may be reported in the future.

The unaudited pro forma consolidated balance sheet reflects adjustments as if the acquisition had been consummated on December 31, 2000.

The pro forma statements of operations reflect adjustments as if the acquisition had been consummated at the beginning of the period of each statement (i.e. July 1, 1999 for the twelve-month statement of operations and July 1, 2000 for the six-month statement of operations).

                 eResource Capital Group, Inc. and Subsidiaries
                Pro Forma Consolidated Balance Sheet (Unaudited)
                                March 31, 2001
                      (In thousands, except share amounts)

                                                  eResource                  Pro Forma      eResource
                                                   Capital                  Adjustments      Capital
                                                  Group, Inc.   LST, Inc.       and        Group, Inc.
         ASSETS                                     Actual        Actual    Eliminations    Pro Forma
         ------                                   -----------   ---------   ------------   -----------

Cash and cash equivalents                          $    442     $     --       $   --      $      442
Investments                                           1,423           --         (350)(1)       1,073
Accounts and notes receivable                           155          327           --             482
Inventories                                              --          113           --             113
Prepaid expenses - other                              1,046           26           --           1,072
                                                   --------      --------       ------     ----------

    Total current assets                              3,066          466         (350)(1)       3,182
Net assets of discontinued operations                    68           --           --              68
Deferred costs and other assets                         232           72           --             304
Property and equipment, net                           8,618          209           --           8,827
Goodwill                                             11,356           --        7,991(1)       19,347
                                                   --------     --------       ------      ----------

    Total assets                                   $ 23,340     $    747       $7,641      $   31,728
                                                   ========     ========       ======      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable                                      $  7,616     $     --       $   --      $    7,616
Accrued interest payable                                848           --           --             848
Accounts payable and accrued expenses                 1,014          567           --           1,581
Customer deposits                                       348            4           --             352
                                                   --------     --------       ------      ----------

       Total current liabilities                      9,826          571           --          10,397

Due to affiliates, net                                   26          550           --             576

Commitments and contingent liabilities

Shareholders' equity:
  Common stock, $.04 par value, 100,000,000
     shares authorized, 51,324,584 and
     68,099,259 issued, respectively                  2,469            8          323(1)        2,792
                                                                                   (8)(2)
Additional paid-in capital                           96,776        2,591        6,944(1)      103,720
                                                                               (2,591)(2)
Accumulated deficit                                 (85,681)      (2,973)       2,973(2)      (85,681)
Unrealized loss on marketable securities                (65)          --           --             (65)
Treasury stock - at cost (435,930 shares)               (11)          --           --             (11)
                                                   --------     --------       ------      ----------

Total shareholders' equity                           13,488         (374)       7,641          20,755
                                                   --------     --------       ------      ----------

     Total liabilities and shareholders' equity    $ 23,340     $    747       $7,641      $   31,728
                                                   ========     ========       ======      ==========

         The accompanying notes are an integral part of these pro forma financial statements.

                 eResource Capital Group, Inc. and Subsidiaries
     Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
                        Nine Months Ended March 31, 2001
                      (In thousands, except share amounts)

                                                eResource                                                   Pro Forma
                                                 Capital            DM                        Avenel       Adjustment
                                                Group, Inc   Marketing, Inc.  Pro Forma    Ventures, Inc.      and
                                                  Actual        Actual(3)     Adjustment      Actual(4)    Elimination   SubTotal
                                               ------------  ---------------  ----------   --------------  -----------   --------
Sales                                          $      6,547       $   34       $    --        $    545       $  (23)(5)  $  7,103
Lease income - commercial real estate                   778           --            --              --           --           778
                                               ------------       ------       -------        --------       ------      --------
                                                      7,325           34            --             545          (23)        7,881

Cost of sales - aviation                              6,020           --            --              --           --         6,020
                                               ------------       ------       -------        --------       ------      --------

Gross profit                                          1,305           34            --             545          (23)        1,861

Compensation expense related to issuance of
  stock options and warrants                          6,922           --            --              --           --         6,922
Selling, general and administrative expenses          3,855           56            --             910          (23)(5)     4,798
Depreciation and amortization                         1,418           --           192(6)           13          655(6)      2,278
Interest expense                                        629           --            --              (1)          --           628
Loss on investments                                     156           --            --             263           --           419
Write off of Web site development costs                 754           --            --              --           --           754
Write off of pre-development costs                    1,164           --            --              --           --         1,164
                                               ------------       ------       -------        --------       ------      --------

      Net loss                                 $    (13,593)      $  (22)         (192)       $   (640)        (655)     $(15,102)
                                               ============       ======       =======        ========       ======      ========

Basic and diluted net loss per share           $       (.28)
                                               ============

Weighted average shares outstanding used
  in computing basic and diluted loss per
  share                                          48,740,469
                                               ============


                                                              eResource         Capital
                                                LST, Inc.     Pro Forma       Group, Inc.
                                                 Actual       Adjustment       Pro Forma
                                                ---------  ----------------  ------------
Sales                                           $  1,425       $     --      $      8,528
Lease income - commercial real estate                 --             --               778
                                                --------       --------      ------------
                                                   1,425             --             9,306

Cost of sales - aviation                           1,554             --             7,574
                                                --------       --------      ------------

Gross profit                                        (129)            --             1,732

Compensation expense related to issuance of
  stock options and warrants                          --             --             6,922
Selling, general and administrative expenses       2,124             --             6,922
Depreciation and amortization                         26          1,199(1)          3,503
Interest expense                                      21             --               644
Loss on investments                                   --             --               419
Write off of Web site development costs               --             --               754
Write off of pre-development costs                    --             --             1,164
                                                --------       --------      ------------

      Net loss                                  $ (2,300)      $ (1,199)     $    (18,601)
                                                ========       ========      ============

Basic and diluted net loss per share                                         $       (.25)
                                                                             ============

Weighted average shares outstanding used
  in computing basic and diluted loss per
  share                                                                        64,461,347
                                                                             ============

The accompanying notes are an integral part of these pro forma financial statements.

(1) The 8,074,675 shares of common stock issued by the Company for the Lifestyle acquisition had a value of $7,267,208 based upon the fair market value of the Company's stock over a reasonable period time prior and subsequent to April 3, 2001 which is the date the terms of the purchase agreement were reached and announced to the public. Also, the Company had invested $350,000 in Lifestyle stock prior to the acquisition.

         The excess value of the aggregate purchase price over the historical value of Lifestyle's net assets on the acquisition date has been allocated to goodwill which will be amortized over five years. Pro forma goodwill at March 31, 2001 is $7,991,000. Pro forma goodwill amortization aggregated $1,199,000 for nine months ended March 31, 2001.

(2)      Elimination of Lifestyle equity acquired.

(3) Includes the period from July 1, 2000 through August 31, 2000. Results from September 1, 2000 through March 31, 2001 are included in the Company's actual results.

(4) Includes the period from July 1, 2000 through January 31, 2001. Results from February 1, 2001 through March 31, 2001 are included in the Company's actual results.

(5)      Elimination of inter-company transactions.

(6)      Pro forma goodwill amortization.

                 eResource Capital Group, Inc. and Subsidiaries
      Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
                            Year Ended June 30, 2000
                      (In thousands, except share amounts)

                                               eResource        DM                      Avenel
                                                Capital     Marketing,                 Ventures,
                                               Group, Inc      Inc.      Pro Forma        Inc        Pro Forma
                                                 Actual       Actual    Adjustment    Pro Forma(1)  Adjustment   SubTotal
                                              -----------   ----------  ----------    ------------  ----------   --------
                                                            (Unaudited)                (Unaudited)

Revenues
  Sales - aviation                            $         10    $    355    $    --       $     --      $    --    $    365
  Lease income - commercial real estate              1,108          --         --             --           --       1,108
                                              ------------    --------    -------       --------      -------    --------
                                                     1,118         355         --             --           --       1,473
Cost of sales                                           93          --         --             --           --          93
                                              ------------    --------    -------       --------      -------    --------

  Gross profit                                       1,025         355         --             --           --       1,380
Compensation expense related to issuance of
  stock options and warrants                        48,996          --         --             --           --      48,996
Selling, general and administrative expenses         7,023         298         --            127           --       7,448
Depreciation and amortization                          467           7      1,200(4)          --           83(4)    1,757
Interest expense                                       863          --         --             --           --         863
Loss on investment                                   1,012          --         --             --           --       1,012
                                              ------------    --------    -------       --------      -------    --------

    Net loss before discontinued operations   $    (57,336)   $     50    $(1,200)      $   (127)     $   (83)   $(58,696)
                                              ============    ========    -------       ========      -------     ========


Basic net loss and diluted net loss
net loss per share                            $      (1.81)
                                              ============
Weighted average shares outstanding used
in computing basic and diluted loss per share   31,596,541
                                              ============

                                                                                    eResource
                                                                 Pro Forma          Capital
                                                LST, Inc         Adjustments        Group, Inc
                                                Actual(2)    and Eliminations(3)    Pro Forma
                                                ---------    -------------------   ------------
                                               (Unaudited)       (Unaudited)        (Unaudited)

Revenues
  Sales - aviation                               $  154                 --         $        519
  Lease income - commercial real estate              --                 --                1,108
                                                 ------           --------         ------------
                                                    154                 --                1,627
Cost of sales                                       294                 --                  387
                                                 ------           --------         ------------

  Gross profit                                     (140)                --                1,240
Compensation expense related to issuance of
  stock options and warrants                         --                 --               48,996
Selling, general and administrative expenses        523                 --                7,971
Depreciation and amortization                         7                433                2,197
Interest expense                                      4                 --                  867
Loss on investment                                   --                 --                1,012
                                                  ------          --------         ------------

    Net loss before discontinued operations       $ (674)         $   (433)        $    (59,803)
                                                  ======          ========         ============


Basic net loss and diluted net loss
net loss per share                                                                 $      (1.40)
                                                                                   ============
Weighted average shares outstanding used
in computing basic and diluted loss per share                                        42,706,267
                                                                                   ============


The accompanying notes are an integral part of these pro forma financial statements.

(1) Includes the period from June 6, 2000 (date of incorporation) thru June 30, 2000.

(2) Includes the period from March 24, 2000 (date of incorporation) through June 30, 2000.

(3) The 8,074,675 shares of common stock issued by the Company for the Lifestyle acquisition had a value of $7,267,208 based upon the fair market value of the Company's stock over reasonable period of time prior and subsequent to April 3, 2001 which is the date the terms of the purchase agreement were reached and announced to the public. Also the Company had invested $350,000 in Lifestyle stock prior to the acquisition. The excess value of the aggregate purchase price over the historical value of Lifestyle's net assets on the acquisition date has been allocated to goodwill which will be amortized over five years. Pro forma goodwill at June 30, 2000 is $7,991,000. Pro forma goodwill amortization aggregated $433,000 for the year ended June 30, 2000.

(4)      Pro forma goodwill amortization.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           eResource Capital Group, Inc.


Date: July 13, 2001                     By: /s/ WILLIAM L. WORTMAN
                                           ------------------------------------
                                           William L. Wortman
                                           Vice President, Treasurer and
                                           Chief Financial Officer